Exhibit 3.1

DIGITAL REALTY TRUST, L.P.

CERTIFICATE OF LIMITED PARTNERSHIP

July 20, 2004

This is to certify that the undersigned does hereby form a limited partnership (the “Partnership”) pursuant to the Maryland Revised Uniform Limited Partnership Act (“RULPA”) as follows:

FIRST: The name of the Partnership is:

Digital Realty Trust, L.P.

SECOND: The address of the principal office of the Partnership in the State of Maryland is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, MD 21202.

THIRD: The name and address of the resident agent of the Partnership in the State of Maryland are National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, MD 21202.

FOURTH: The name and address of the general partner of the Partnership are Digital Realty Trust, Inc., Suite 280, 2730 Sand Hill Road, Menlo Park, California 94025.

FIFTH: The Partnership shall have a perpetual existence and shall be subject to the provisions of Section 10-801 of RULPA.

[Signature page follows]

[STAMP]

IN WITNESS WHEREOF, the party hereto has executed this Certificate as of the date first written above.

GENERAL PARTNER:

ATTEST:			DIGITAL REALTY TRUST, INC.

By:	/s/ A. William Stein		By:	/s/ Michael F. Foust		(SEAL)
	Name:	A. William Stein		Name:	Michael F. Foust
	Title:	Secretary		Title:	Chief Executive Officer

CERTIFICATE OF LIMITED PARTNERSHIP